Exhibit 23.1

Consent of Independent Registered
Public Accounting Firm

We have issued our reports dated May 24, 2010, with respect to the consolidated financial statements and internal control over financial reporting of UQM Technologies, Inc. and subsidiaries included in the Annual Report on Form 10-K for the year ended March 31, 2010, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.

/s/ GRANT THORNTON LLP

Denver, Colorado

August 23, 2010